REVISED ATTACHMENT 1

To Revised Schedule A of the Investment Management Agreement, dated December 2, 2004, by and between USAllianz Advisers, LLC (now Allianz Investment Management LLC) and USAllianz Variable Insurance Products Fund of Funds Trust (now Allianz Variable Insurance Products Fund of Funds Trust).

Fees payable to the Manager pursuant to Revised Schedule A to the Investment Management Agreement shall be calculated at the following annual rates.

AZL Fusion Balanced Fund    0.15%
AZL Fusion Conservative Fund    0.15%
AZL Fusion Growth Fund    0.15%
AZL Fusion Moderate Fund    0.15%
AZL MVP Balanced Index Strategy Fund    0.05%
AZL MVP BlackRock Global Allocation Fund    0.05%
AZL MVP Fusion Balanced Fund    0.15%
AZL MVP Fusion Moderate Fund    0.15%
AZL MVP Growth Index Strategy Fund    0.05%
AZL MVP Invesco Equity and Income Fund   0.05%

Acknowledged:

Allianz Variable Insurance Products Fund of Funds Trust
By:    /s/ Brian Muench
Name:  Brian J. Muench
Title:  President

Allianz Investment Management LLC

By:    /s/ Brian Muench
Name:  Brian J. Muench
Title:  President

Updated:  11/1/2011